EXHIBIT 99.1

VIA EMAIL

From: Barry Kostiner
Sent: Wednesday, March 10, 2010 4:51 AM
To: Stephen Fuerst
Cc: Al Rahmani
Subject: Resignation from Board of Directors

Please accept this email as notification of my intent to resign from the Platinum Energy Board of Directors effective immediately. There is no reason for my resignation.

Thank you.

- Barry Kostiner
- (845) 323-0434